Exhibit 23.1

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2009, relating to the financial statements that appear in Dynasil Corporation of America's Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

/s/ Haefele, Flanagan & Co., p.c.

Maple Shade, New Jersey
September 28, 2010